UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2026
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On June 1, 2026, Cycurion, Inc. (the “Company”) entered into a series of exchange and restructuring agreements with certain existing noteholders, including IQ Financial, Inc. (“IQ Financial”), Obsidian Associates, LLC (“Obsidian”), and M2B Funding Corp. (“M2B”), pursuant to which the Company restructured outstanding indebtedness through the issuance of new convertible promissory notes and, in certain cases, shares of Series H Convertible Preferred Stock.
On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with IQ Financial, attached as Exhibit 10.1. Under this agreement, approximately $517,604.40 of outstanding obligations, consisting of principal and accrued interest, was exchanged for a new convertible promissory note, attached as Exhibit 10.2. The prior obligations were cancelled and satisfied in full upon consummation of the exchange, and IQ Financial represented that it is an accredited investor acquiring the securities for investment purposes.
On June 1, 2026, the Company entered into an Exchange Agreement with M2B, attached as Exhibit 10.3. Pursuant to this agreement, the Company exchanged outstanding promissory notes for a new convertible promissory note, attached as Exhibit 10.4, in the principal amount of $1,326,748.31 and issued 952.7 shares of Series H Convertible Preferred Stock with an aggregate stated value of approximately $952,695.73 in satisfaction of default-related amounts. The new note is convertible into common stock at a conversion price of $1.05 per share, and the preferred stock is convertible at $1.45 per share. The agreement similarly includes a leak-out restriction limiting resale to five percent of average daily trading volume. Upon closing, the prior notes were deemed cancelled and satisfied in full.
On June 1, 2026, the Company entered into an Exchange and Restructuring Agreement with Obsidian, attached as Exhibit 10.5. Pursuant to that agreement, approximately $1,083,003.41 of principal and accrued non-default interest owed under certain existing notes was exchanged for a new convertible promissory note issued by the Company, attached as Exhibit 10.6. In addition, default interest, penalties, and other default-related charges totaling approximately $947,250 were exchanged for 947.25 shares of the Company’s Series H Convertible Preferred Stock, with each share having a stated value of $1,000. The preferred stock is convertible into shares of the Company’s common stock at a conversion price of $1.45 per share, while the newly issued note is convertible at $1.05 per share. Upon issuance of these securities, the underlying obligations were deemed cancelled and satisfied in full. The agreement also includes a leak-out provision limiting resale of shares to no more than five percent of the Company’s average daily trading volume.
Collectively, these transactions represent a comprehensive restructuring of the Company’s outstanding indebtedness with such counterparties, resulting in the consolidation of obligations into newly issued convertible instruments and preferred equity, while eliminating prior defaults, penalties, and accrued charges.
The descriptions of the exchange and restructuring agreements and notes referenced herein do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, each of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The issuance of the convertible promissory notes, the Series H Convertible Preferred Stock issued to M2B and Obsidian, and the shares of common stock issuable upon conversion of such securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and, with respect to the exchange transactions, Section 3(a)(9) of the Securities Act.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Series H Convertible Preferred Stock
We have authorized 3,000 shares of our Series H Convertible Preferred Stock, par value $0.0001 per share.
The material attributes of the shares of our Series H Convertible Preferred Stock are:

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Voting Rights: Holders of shares of our Series H Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the Delaware General Corporation Law) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock.
Dividend Rights: Holders of shares of our Series H Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series H Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series H Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.
Conversion Rights: Shares of our Series H Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock, subject to customary beneficial ownership limitations, by dividing the stated value of such shares by the applicable conversion price. The conversion price is based on a fixed floor price of $1.45 per share, representing the minimum price at which such shares may be converted into Common Stock, and is subject to adjustment as provided in the Certificate of Designation.
Liquidation Preference: Holders of shares of our Series H Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the stated value, plus any accrued and unpaid dividends thereon, for each share of Series H Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock. If the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series H Convertible Preferred Stock shall be ratably distributed among them. In addition, holders shall be entitled to participate on an as-if-converted basis with holders of Common Stock, and such rights rank pari passu with other series of preferred stock having similar terms.
Protective Provisions: As long as any shares of Series H Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series H Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series H Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series H Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series H Convertible Preferred Stock, (c) increase the number of authorized shares of Series H Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.
The foregoing summary of the terms, rights and preferences of the Series I Convertible Preferred Stock, filed with the State of Delaware on May 29, 2026, is qualified in its entirety by reference to the text of the Series H Convertible Preferred Stock Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
3.1	Series H Convertible Preferred Stock Certificate of Designation
10.1	Exchange and Restructuring Agreement with IQ Financial, Inc.
10.2	Convertible Promissory Note issued to IQ Financial
10.3	Exchange Agreement with M2B Funding Corp.
10.4	Convertible Promissory Note issued to M2B Funding Corp.
10.5	Exchange and Restructuring Agreement with Obsidian Associates, LLC
10.6	Convertible Promissory Note issued to Obsidian Associates, LLC
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	June 4, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer
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